PRESS RELEASE

INNOSPEC DECLARES SEMI-ANNUAL INTERIM DIVIDEND

Newark, Del. - February 23, 2009 - Innospec Inc. (NASDAQ: IOSP) today announced that its Board of Directors has declared a semi-annual dividend of $0.05 per share. The dividend is payable April 6, 2009, to holders of record of the corporation's common stock on March 16, 2009.

About Innospec Inc.

Innospec Inc. is an international specialty chemicals company with almost 1,000 employees in 23 countries. Innospec manufactures and supplies a wide range of specialty chemicals to markets in the Americas; Europe, Middle East and Africa; and Asia-Pacific. Innospec's Fuel Specialties business specializes in manufacturing and supplying the fuel additives that help improve fuel efficiency, boost engine performance and reduce harmful emissions. Innospec's Active Chemicals business provides effective technology-based solutions for our customers' processes or products focused in the Personal Care; Household, Industrial & Institutional; and Fragrance Ingredients markets. Innospec's Octane Additives business is the world's only producer of tetra ethyl lead (TEL).

Contacts:

Kate Davison

Innospec Inc.

+44-151-348-5825

Kate.Davison@innospecinc.com

Tom Pratt

RF|Binder Partners

+1-212-994-7563

Tom.Pratt@RFBinder.com